EXHIBIT 24.2

Fifth Third Holdings Funding, LLC

6111 N. River Rd.

Rosemont, Illinois 60018

February 10, 2023

I, Bryan D. Preston, am Director and President of Fifth Third Holdings Funding, LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of directors of the Company as of February 10, 2023, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Bryan D. Preston
Name: Bryan D. Preston
Director and President

I, H. Samuel Lind, as an Assistant Secretary of the Company, certify that Bryan D. Preston is the duly elected and qualified Director and President of the Company and that the signature above is his signature.

EXECUTED as of February 10, 2023

/s/ H. Samuel Lind
Name: H. Samuel Lind
Assistant Secretary

* * *

RESOLVED, that the President, Chief Financial Officer, Treasurer, Secretary, any Assistant Treasurer, any Assistant Secretary, and any Senior Vice President, Vice President and any other duly appointed officer of the Company (each, a “Designated Officer” and collectively, the “Designated Officers”) are each hereby authorized, in the name and on behalf of the Company, to have prepared, executed and filed, or caused to have been prepared and filed with the SEC, (i) a registration statement on Form SF-3 for registration under the Securities Act of 1933, as amended (the “Securities Act”), of asset-backed securities in addition to any securities currently outstanding (the “Securities”) directly or indirectly secured by motor vehicle retail installment sale contracts and installment loans and other related assets, and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act (such registration statement, the “New Registration Statement”) and (ii) any other documents, including without limitation amendments and supplements to registration statements, Forms 8-K, Forms 10-K, Forms 10-D, Forms SE, Forms ABS-15G, Forms ABS-EE or letters or agreements relating to the asset-backed securities issued in connection with the registration statement on Form SF-3, and to take any and all other action that any such Designated Officer shall deem necessary or advisable in connection with the foregoing;

RESOLVED, FURTHER, that the foregoing resolutions shall not limit the persons who are authorized to execute the New Registration Statement and it is hereby provided that each of the members of the Board and each of the officers of the Company are authorized, but not required, to sign the New Registration Statement and each member of the Board and each officer of the Company signing the New Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the New Registration Statement.